                              SHARE SALE AGREEMENT

AGREEMENT made 4 June 1993.

PARTIES
- -------

(1) AMAX GOLD, INC. a company duly incorporated in Delaware, United States of America and having its principal office at 350 Indiana Street, Golden, Colorado, United States of America ("Vendor")

AND

(2) WAIHI FINANCING LIMITED a company duly incorporated in New Zealand and having its registered office at care of 171 Featherston Street, Wellington, New Zealand ("Purchaser")


INTRODUCTION
- ------------

A. AHNZ is incorporated in New Zealand with an authorised share capital of $10,000 divided into 10,000 ordinary shares of $1.00 each all of which have been issued and are fully paid.

B. The Vendor is the registered holder of all but one, and beneficial owner of all, of the Shares;

C. AHNZ is the registered holder of all but one, and beneficial owner of all, of the issued shares in the capital of ARNZ;

D. ARNZ is the registered holder of all but one, and beneficial owner of all, of the issued shares in the capital of AGMNZ;

E. AGMNZ is the legal and beneficial owner of a Participating Interest of 28.35% in the Martha Hill Joint Venture and is the registered holder and beneficial owner of 33.51% of the issued shares in the capital of MML which in turn holds 15.46% Participating Interest in the Martha Hill Joint Venture;

F. The Vendor has agreed to sell the Shares to the Purchaser and, the Purchaser has agreed to buy the Shares from the Vendor on the terms of this Agreement;

IT IS AGREED
- ------------

1.     Definitions
       -----------

1.1    Unless the context requires otherwise, in this Agreement:-

       "Accrued Rights" means all accretions and rights to or arising from the Shares at or after the Balance Date including (without limiting the generality of the foregoing) all rights to receive dividends and to receive or subscribe for shares, stock units, notes or options, declared, paid or issued by AHNZ.

       "Agreement" means this document, including the introduction, schedules, appendices and any annexures.

       "AHNZ" means Amax Holdings New Zealand Limited a company duly incorporated in New Zealand and having its registered office at 18th Floor, Price Waterhouse Centre, 66 Wyndham Street, Auckland, New Zealand.

       "ARNZ" means Amax Resources New Zealand Limited a company duly incorporated in New Zealand and having its registered office at 18th Floor, Price Waterhouse Centre, 66 Wyndham Street, Auckland, New Zealand.

       "AGMNZ" means Amax Gold Mines New Zealand Limited a company duly incorporated in New Zealand and having its registered office at 18th Floor, Price Waterhouse Centre, 66 Wyndham Street, Auckland, New Zealand.

       "Articles" means the Articles of Association of AHNZ.

       "Balance Date" means 30 April, 1993.

       "Board" means the Board of Directors of AHNZ.

       "Business Day" means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed.

       "Companies Act" means the Companies Act 1955 of New Zealand (as amended).

       "Completion" means performance of the acts set out in Clauses 4.2, 4.3 and 4.4.

       "Completion Date" means the second Business Day after the Condition Precedent has been satisfied or another date agreed to in writing by the Vendor and the Purchaser.

       "Condition Precedent" means the condition set out in clause 6.1.

       "Default Rate" means

       (a) in relation to an amount of money (x + 2) per cent per annum where x is the interest rate quoted by the ANZ Banking Group (New Zealand) Limited ("the Bank") as its commercial lending rate for New Zealand ("published rate") as at the first Business Day of each calendar month (to apply until the next published rate is quoted) or, should there cease to be a published rate, the rate which the Bank designates as being an appropriate substitute for the published rate ("the substitute rate"). A certificate signed by a manager or other officer of the Bank stating the published rate or the substitute rate at a particular date is conclusive evidence of the rate at the particular date; and

       (b) in relation to a quantity of gold (x + 2) per cent per annum where x is equal to Y-Z and where

            (i) Y is the arithmetic average of the London Interbank offered rates for deposits in United States Dollars for a period of 30 days appearing on Reuters Screen page "LIBO" at or about 10 a.m. on the first Business Day of each month;

            (ii) Z in the mean London Interbank forward rate for the purchase of gold appearing on Reuters screen page "GOFO" at or about 10 a.m. on the first Business Day of each month;

            which rate shall apply until the first Business Day of the next following month.

       "Delivery Date" means each of the Initial Delivery Date and each date occurring at six monthly intervals after the Initial Delivery Date to and including the date which occurs 54 months after the Initial Delivery Date.

       "Financial Statements" means the documents annexed as Schedule 1.

       "Gold" means gold bullion of 0.995 fineness in unallocated form acceptable in the London Bullion Market for transfer to an unallocated metal account denominated in gold maintained with a member of the London Bullion Market Association.

       "Initial Delivery Date" means the date which is the latest of:

            (a)  the second Business Day after the date Completion occurs; or

       (b)  the date which is six months after the date of this Agreement; or

       (c) the second Business Day after the Vendor has notified the Purchaser of the full details of the Vendor's Metal Account.

       "Joint Venture Agreement" means the agreement dated 17 July, 1987 between AGMNZ, Auag Resources Limited, Welcome Gold Mines Limited, Goodman Mining Limited and Waihi Gold Mining Company Limited which agreement bears the title on its cover page "Martha Hill Joint Venture Agreement" (as amended from time to time).

       "Liability" includes a present, prospective or contingent liability.

       "Marketable Security" means:-

       (a) a debenture, stock, share or bond of any Government, of any local government authority or of any body corporate, association or society, and a right or option in respect of shares in a body corporate;

       (b) any right, whether actual, prospective or contingent, of any person to have issued to that person any marketable security as defined in paragraph (a) above whether or not on payment of any money or other consideration.

       "MML" means Martha Mining Limited a company duly incorporated in New Zealand and having its registered office at care of Waihi Gold Mining Company Limited, Barrys Road, Waihi, New Zealand.

       "Martha Hill Joint Venture" means the unincorporated contractual joint venture governed by the Joint Venture Agreement.

       "Mortgages" includes legal mortgages and charges, equitable mortgages and charges (fixed and floating or both) liens, pledges and other security interests in respect of property.

       "ounce" means troy ounce.

       "Participating Interest" has the same meaning as in the Joint Venture Agreement.

       "Parties" means the Parties to this Agreement.

       "Promissory Note" means a note dated April 15, 1993 having a face value of US$5 million drawn by AGI Chile Credit Corp., Inc in favour of AGMNZ.

       "Purchase Price" means the consideration stated in Clause 3.1.

       "Settlement Statement" means the statement of certain assets and certain liabilities of AHNZ on a consolidated basis which, in accordance with clause 5.4 of clause 5.6, is the Settlement Statement.

       "Shares" means all the issued ordinary shares in the capital of the AHNZ.

       "Tax" includes all taxes, duties, fees, rates, charges, deductions, withholdings and imposts whatsoever and wheresoever paid or imposed, assessed, levied, deducted, withheld or imposed by any central government or any other government, regional, municipal or local authority (New Zealand or overseas) and includes interest on all or any of the foregoing and additional amounts payable by way of penalty.

       "Vendor's Bullion Bank" means the member of the London Bullion Market Association with which the Vendor maintains the Vendor's Metal Account from time to time.

       "Vendor's Metal Account" means the account denominated in gold in unallocated form maintained by the Vendor with a member of the London Bullion Market Association details of which the Vendor has last notified to the Purchaser prior to each Delivery Date.

2.     Sale and Purchase
       -----------------

2.1 Subject to the Condition Precedent having been satisfied the Vendor as legal and beneficial owner sells to the Purchaser and the Purchaser purchases from the Vendor the Shares together with all Accrued Rights free from Mortgages and other encumbrances.

3.     Purchase Price
       --------------

3.1 The consideration for the Shares is the aggregate of $15 million and 15,500 ounces of Gold.

3.2    The Purchaser must pay or satisfy the Purchase Price as follows:-

       (a)  by paying the Vendor the sum of $15 million at Completion; and

       (b) by causing 1550 ounces of Gold to be credited, free of Mortgages and other encumbrances (other than as arise by agreement or operation of law in favour of the Vendor's Bullion Bank), to the Vendor's Metal Account at or before 3 p.m. London time on each and every Delivery Date.

4.     Procedure at Completion
       -----------------------

4.1 Completion will take place at 2 p.m. on the Completion Date at the office of Chapman Tripp Sheffield Young, Solicitors, AMP Centre, Grey Street, Wellington, New Zealand.

4.2 At Completion the Vendor must deliver to the Purchaser or the Purchaser's nominees:-

       (a) registrable transfers, of the Shares in favour of the Purchaser or the Purchaser's nominees;

       (b) certificates for the Shares and all shares held by AHNZ in ARNZ and by ARNZ in AGMNZ and by AGMNZ in MML and all other documents of and evidencing title to assets of AHNZ, ARNZ and AGMNZ;

       (c) all seals, minute books, statutory books and registers, books of account, trading and financial records, copies of taxation returns and other documents and papers of AHNZ, ARNZ and AGMNZ;

       (d) authorities directed to bankers of AHNZ, ARNZ and AGMNZ authorising the operation of each of the bank accounts of these companies only on the signature of persons named in a written direction given by the Purchaser to the Vendor before Completion alone or two or more jointly as specified in that direction;

       (e) instruments in a form approved by the Purchaser's solicitors executed under seal by the Vendor releasing AHNZ, ARNZ and AGMNZ from all claims of any kind which the Vendor or any subsidiary or affiliate of the Vendor (other than AHNZ, ARNZ and AGMNZ) may have against it as and from Completion; and

       (f) evidence to the satisfaction of the Purchaser that all management, financial and administrative services arrangements and gold purchase arrangements between the Vendor or Amax Precious Metals Inc or any other subsidiary or affiliate of the Vendor and any of AHNZ, ARNZ and AGMNZ have been terminated without Liability accruing to or loss, cost or expense being incurred by AHNZ, ARNZ or AGMNZ.

4.3    At Completion the Vendor must procure:

       (a) a direction in writing signed by all shareholders of AHNZ that the Board register the transfers of the Shares notwithstanding any contrary provision of the Articles;

       (b) that the Board approve of the transfers of the Shares for registration;

       (c) resignation from office as secretary of AHNZ, ARNZ and AGMNZ of the persons who are secretary or secretaries thereof and from the Board and the boards of directors of ARNZ, AGMNZ and MML of those of the persons who are directors thereof as the Purchaser directs (in the case of MML not being persons nominated by Welcome Gold Mines Limited and Auag Resources Limited as directors of MML in accordance with their respective rights to nominate directors of MML) effective at Completion together with an acknowledgement from each such person, in the form which the Purchaser requires, that he or she has no claim of any nature against AHNZ, ARNZ, AGMNZ or MML for salary, fees, compensation for loss of office or otherwise;

       (d) appointment to office as secretary of AHNZ, ARNZ and AGMNZ and to office as directors of AHNZ, ARNZ, AGMNZ and MML of the persons nominated by the Purchaser (being in the case of MML a number of persons not exceeding the number of directors of MML which AGMNZ has the right to appoint);

       (e) delivery into the control of the Purchaser of all keys and codes of whatever nature required to enter or gain access to any property of AHNZ, ARNZ or AGMNZ including all keys and combinations required to unlock each safe deposit box at a bank, cupboards, safes, storage rooms, filing cabinets and desk drawers, and all keys and codes necessary to gain access to computer programmes;

       (f) subject to clause 4.6, repayment to AGMNZ by means of cleared and immediately available funds of the Promissory Note (upon payment of which the Purchaser acknowledges AGI Chile Credit Corp., Inc shall be released from all further liability in connection with the Promissory Note); and

       (g) the transfer into its name of any Shares held on its behalf by a nominee or trustee.

4.4    At Completion the Purchaser must:-

       (a)  comply with clause 3.2(a); and

       (b) subject to clause 4.6, pay to the Vendor, by way of adjustment of the Purchase Price, an amount equal to 92.5% of the amount received by AGMNZ, as contemplated in clause 4.3(f) upon repayment of the Promissory Note less income Tax at the rate of 33% on any interest included in that repayment in the currency in which that repayment is effected.

4.5 If Completion does not occur by 5.00 pm on the fourteenth day after the date of this Agreement and that fact is not due to delay, failure or default of the Vendor then the Purchaser must pay the Vendor interest on the sum of $15 million at a rate equal to the Default Rate minus 2 percentage points computed from but not including that fourteenth day to and including the date Completion occurs calculated with daily rests and payable at Completion.

4.6 If the Vendor is unable to procure compliance with clause 4.3(f) at Completion and at Completion gives the Purchaser a notice specifying a time and date when compliance with clause 4.3(f) will occur (being a date within 3 Business Days of Completion) and specifying the amount which will be repaid on account of the Promissory Note and the currency in which repayment will be made then:

       (a) the Purchaser will be deemed to have waived compliance with clause 4.3(f) and the Vendor will be deemed to have waived compliance with clause 4.4(b);

       (b) the Vendor must at the time on the date specified in its notice to the Purchaser under this clause comply with clause 4.3(f) by procuring repayment in the amount and currency specified in that notice; and

       (c) contemporaneously with the Vendor complying with paragraph (b) above the Purchaser must comply with clause 4.4(b).

5.     Purchase Price Adjustment
       -------------------------

5.1 The Vendor must procure that Price Waterhouse, as soon as reasonably possible after Completion prepares (using the principles set out in clause 5.1A and subject thereto usual accounting concepts and practices consistently applied and the accounting concepts and practices adopted by AHNZ in the previous three financial years consistently applied) and audits a statement setting out the assets and liabilities of AHNZ and its subsidiaries on a consolidated basis as at the Balance Date other than:

       (a) the asset represented by the Promissory Note (including interest on it) or the repayment of it (including that interest) and any income Tax applicable to interest included in that repayment;

       (b) the asset representing the investment of AGMNZ in MML or the assets and liabilities arising from equity accounting for that investment;

       (c) those assets of AGMNZ being the interest of AGMNZ in the property and assets held under or for the purposes of the Joint Venture Agreement (including its interest in any cash and investments of the Martha Hill Joint Venture and in the products produced by the Martha Hill Joint Venture which at the Balance Date had not been divided between the Participants in the Martha Hill Joint Venture in accordance with the Joint Venture Agreement);

       (d) to the extent not covered by paragraph (c) above those assets of AGMNZ representing its investment in or connected with the Martha Hill Joint Venture (including security or performance deposits or bonds) but, for the avoidance of doubt excluding cash, gold or silver accumulated from the distributions which have actually been made, on or prior to the Balance Date, by the Martha Hill Joint Venture to the participants therein;

       (e)  future tax benefits and imputation credits;

       (f) unrealised foreign exchange gains and losses and unrealised gains and losses connected with transactions denominated in Gold;

       (g) all liabilities of AGMNZ in its capacity as a Participant in the Martha Hill Joint Venture (other than to pay Called Sums as defined in the Joint Venture Agreement and other than in respect of Tax);

       (h) Liability of AGMNZ to pay income Tax of $2.75 million and of MML to pay income Tax of $1.50 million in consequence of the deduction, prior to the Balance Date, by AGMNZ and MML of future tunnel capital expenditure.

5.1A The statement to be prepared in accordance with clause 5.1 must be prepared on the basis of the principles that:

       (a) any Called Sum (as defined in the Joint Venture Agreement) paid before the Balance Date but being in respect of expenditure expected to be incurred after the Balance Date is a prepayment to be included as an asset; and

       (b) the amount of liability for income Tax for any period shall be the actual amount of income Tax calculated to be payable for that period and which is unpaid (but, for the avoidance of doubt, not the deferred tax liability calculation for accounting purposes) and in respect of the period from 1 January 1993 to the Balance Date the calculation must be made treating that period as an income year for the purposes of the Income Tax Act 1976.

5.2 When Price Waterhouse has completed the auditing of the Financial Statements as at the Balance Date and the preparation and auditing of the statement as required by clause 5.1 the Vendor must procure that the statement, audit certificate of Price Waterhouse addressed to both the Vendor and the Purchaser and the audit working papers of Price Waterhouse are delivered to the Purchaser for review on behalf of the Purchaser by Deloitte Ross Tohmatsu.

5.3 The Purchaser shall have fourteen days from receipt of the documents referred to in clause 5.2 to cause Deloitte Ross Tohmatsu to review those documents and notify Price Waterhouse and the Vendor of any adjustment to the statement comprised in those documents which Deloitte Ross Tohmatsu considers should be made together with a statement as to the reasons for requesting that adjustment.

5.4 If within the fourteen days referred to in clause 5.3 no adjustment has been requested the statement comprised in the documents delivered to the Purchaser under clause 5.2 will be the Settlement Statement.

5.5 If within the fourteen days referred to in clause 5.3 adjustments are requested in accordance with clause 5.3 the Vendor and the Purchaser will each procure that Price Waterhouse and Deloitte Ross Tohmatsu respectively consult with each other with a view to agreeing on the adjustments (if any) which ought to be made. If they are unable to reach agreement within seven days those matters on which agreement has not been reached shall be referred to Arthur Andersen & Co to resolve acting as an expert only and not as an arbitrator. The parties must each endeavour to ensure that Arthur Andersen & Co resolves the matters on which agreement has not been reached within fourteen days of the reference being made.

5.6 The statement comprised in the documents referred to in clause 5.2 adjusted as agreed between Price Waterhouse and Deloitte Ross Tohmatsu or as determined by Arthur Andersen & Co will be the Settlement Statement.

5.7 On the second Business Day after the expiry of the period of 14 days referred to in clause 5.3, if clause 5.4 operates or after the Purchaser has been advised of the outcome of consultations between Price Waterhouse and Deloitte Ross Tohmatsu or of the determination of Arthur Andersen & Co (as the case requires):

       (a) if the Settlement Statement discloses that the aggregate of the assets shown therein exceeds the aggregate of the Liabilities shown therein the Purchaser must pay to the Vendor by way of adjustment of the Purchase Price an amount equal to 92.5% of the amount of that excess; or

       (b) if the Settlement Statement discloses that the aggregate of the Liabilities shown therein exceeds the aggregate of the assets shown therein the Vendor must pay to the Purchaser by way of adjustment of the Purchase Price an amount equal to the amount of that excess.

6.     Condition Precedent
       -------------------

6.1 The obligations of the Vendor and the Purchaser under this Agreement connected with the sale or purchase of the Shares are subject to the condition that the unconditional consent of the New Zealand Overseas Investment Commission under the Overseas Investment Act 1973 and the 1985 Regulations made thereunder is obtained to the purchase of the Shares and to any other matter in connection with this Agreement and the Purchaser's business in New Zealand for which such consent is necessary or desirable. The offer made under this Agreement is subject to the Overseas Investment Regulations 1985. Notice of the offer has been given to the Overseas Investment Commission as required by the Overseas Investment Regulations 1985, and will only become effective pursuant to Regulation 12 of those Regulations.

6.2 The Purchaser will use reasonable endeavours to obtain the consent referred to in clause 6.1 by 5 pm on the date 10 Business Days from the date of this Agreement (the "Condition Date") (or such later date as shall be notified by the Purchaser to the Vendor by 5 pm on the Condition
       Date). If such consent has not been obtained by 5 pm on the Condition Date (or such later date as is notified) or is refused then this Agreement shall be at an end at that time on that date or at 5 pm on the date of the refusal (as the case requires).

6.3 If by operation of clause 6.2 this Agreement is at an end then from the time on the date specified in clause 6.2 this Agreement shall cease to have any further force or effect save that the rights of each Party, and the obligations of the other Party in connection with any prior breach of any provision of this Agreement, will continue indefinitely and not be affected or prejudiced by this Agreement being at an end and the Vendor must immediately refund to the Purchaser all moneys (if any) paid by the Purchaser under this Agreement (which obligation is also not affected or prejudiced by this Agreement being at an end).

7.     Warranties
       ----------

7.1    The Vendor warrants to the Purchaser in the terms of the warranties in
       Schedule 2, each of which is a separate warranty in no way limited by any other warranty and is to be read as if expressed to be subject to the matters disclosed in Schedule 3 to the extent applicable and in the case of its application to AGMNZ is also to be read subject to clause 7.4.

7.2    Each warranty in Schedule 2 applies at:-

       (a)  the date set out at the commencement of this Agreement;

       (b)  the date Completion occurs; and

       (c)  each date between them.

7.3 Each warranty in Schedule 2 applies separately in respect of each of AHNZ, ARNZ and AGMNZ. Accordingly each reference in Schedule 2 to AHNZ is also a separate reference to each of ARNZ and AGMNZ and the information in Schedule 3 and the Appendices to Schedule 2 includes all information relevant to each of AHNZ, ARNZ and AGMNZ.

7.4 None of the warranties in Schedule 2 shall be taken to be untrue or unfulfilled or to have been breached by reason of any act, fact, matter, circumstance or omission relating to the Martha Hill Joint Venture or its activities or affairs (including MML) where that act, fact, matter, circumstance or omission (not being any Liability, or not giving rise to any Liability, incurred by AGMNZ in breach of the Joint Venture Agreement except by reason of entering into this Agreement or any other agreement to which the Purchaser is a party):

       (a) affects all of the participants in the Martha Hill Joint Venture in proportion to their interests in the Martha Hill Joint Venture;

       (b) is known to all of the participants in the Martha Hill Joint Venture; or

       (c)  is known to the Manager of the Martha Hill Joint Venture.

       This clause is not prejudiced by, and no implication contrary to this clause is intended by, any reference to the Martha Hill Joint Venture in
       Schedule 2.

8.     Indemnity
       ---------

8.1 The Vendor indemnifies the Purchaser and agrees to keep the Purchaser forever indemnified against all losses (whether through deficiency in the assets or increase in Liabilities of AHNZ, ARNZ or AGMNZ or for any other reason) and liabilities and the cost of all demands, actions and other proceedings against the Purchaser (including legal costs on a Solicitor and own client basis) directly or indirectly arising out of or in respect of or resulting from any breach of warranty given by the Vendor (determined applying the provisions of clause 7) or any breach or non-performance of the obligations of the Vendor under this Agreement.

8.2 The Vendor will if requested by the Purchaser (in its absolute discretion) pay to AHNZ, ARNZ or AGMNZ an amount equal to the deficiency in the assets or increase in the Liabilities of AHNZ, ARNZ or AGMNZ (as the case requires) for which the Vendor is liable to the Purchaser under clause 8.1 rather than pay compensation to the Purchaser for its loss occasioned by that deficiency or increase.

8.3 If any payment made by the Vendor to the Purchaser (or at its direction under clause 8.2) pursuant to or in consequence of the operation of clause 8.1 ("Indemnity Payment") is derived by the Purchaser or any other person to whom the payment is made in a manner which is assessable income pursuant to the Income Tax Act 1976 of any kind to the Purchaser or that other person then the Vendor shall pay a further amount equal to the amount of income Tax payable in respect of the Indemnity Payment calculated without regard to:

       (a)  any other income; or

       (b)  any entitlement to any deduction or loss; or

       (c) any losses carried forward pursuant to section 188 of the Income Tax Act 1976; or

       (d) any transfer of any loss pursuant to section 191A of the Income Tax Act 1976 of or available to the Purchaser or that other person PROVIDED THAT any further amount payable shall be reduced:

                 (i) to the extent of the amount of losses available to the Purchaser or that other person at that time to be carried forward pursuant to Section 188 of the Income Tax Act 1976 which, in the reasonable belief of the Purchaser or that other person (as the case may be), would not be utilised within the three income years (as defined in the Income Tax Act 1976) following the date of derivation; or

                 (ii) to the extent that a deduction pursuant to the Income Tax
                      Act 1976 for all or part of the loss, liability or costs which gave rise to the payment being made by Amax has been obtained or can be obtained by the Purchaser or that other person.

8.4 The liability of the Vendor under this Clause 8 is limited to the extent that:

       (a) it will not be liable in connection with an amount of income Tax of up to $2.75 million in the case of AGMNZ or $1.50 million in the case of MML which is or becomes payable by AGMNZ or MML arising out of the deduction, prior to the Balance Date, by AGMNZ or MML of future tunnel capital expenditure;

       (b) it will not be liable in respect of any claim arising out of a breach of warranty where the circumstances likely to give rise to the claim have not been notified to the Vendor in reasonable detail prior to the expiration of 2 years from the date Completion occurs except if the breach of warranty concerns the existence of Mortgages or other encumbrances or concerns title to any asset being a Marketable Security, or concerns title to any interest in any Joint Venture Asset or the Participating Interest (each as defined in the Joint Venture Agreement) of AGMNZ or arises under paragraph (77) of
            Schedule 2;

       (c) the Purchaser may only claim against the Vendor for amounts equal to or exceeding $50,000 on each occasion on which a claim is made (regardless of the number or magnitude of the individual matters making up that claim); and

       (d) in no circumstances shall the Vendor be liable for consequential loss or damage except where that loss or damage arises directly out of the wilful act or omission or gross negligence of the Vendor.

8.5 The Vendor acknowledges and agrees that the amount of the loss suffered by the Purchaser where breach of warranty occurs and there is a deficiency in assets or increase in Liabilities of AHNZ, ARNZ or AGMNZ which would not have occurred had that breach of warranty not occurred is an amount at least equal to that deficiency or that increase.

8.6 If so required by the Vendor the Purchaser must permit the Vendor at its own cost and expense (including as to legal costs and expenses and as to the internal management costs and expenses (including costs of employees time) of the Purchaser, AHNZ, ARNZ or AGMNZ incurred in providing any assistance to the Vendor) and subject to:

       (a) the Vendor providing to the Purchaser a bank guarantee or other security acceptable to the Purchaser for the amount of the Purchaser's claim against the Vendor under clause 8.1, in the name of the Purchaser, AHNZ, ARNZ or AGMNZ (as the case requires); and

       (b)  clause 8.8;

       to take the action the Vendor deems fit to negotiate, settle, compromise, defend or otherwise contest any third party claim or suit giving rise to the Purchaser's claim against the Vendor under clause 8.1 or to make any counterclaim which the Purchaser, AHNZ, ARNZ or AGMNZ may have against that third party and to take over the conduct of any proceedings commenced by the Purchaser, AHNZ, ARNZ or AGMNZ in connection with any such claim or suit.

8.7 Upon the Purchaser, or after Completion occurs, AHNZ, ARNZ or AGMNZ becoming aware of circumstances likely to give rise to a claim being made under clause 8.1 the Purchaser must promptly give notice to the Vendor of those circumstances and must at the time of giving notice supply to the Vendor all information and material regarding the circumstances and likely claim as may be available to the Purchaser.

8.8    In exercising the rights conferred by clauses 8.6 or 9.3 the Vendor must:

       (a) consult with the Purchaser regarding the appointment of legal advisers (including Counsel) and must not appoint any legal adviser to whose appointment the Purchaser has objected on reasonable grounds;

       (b) keep the Purchaser reasonably and promptly informed of all material negotiations, any proposed settlement, compromise or counterclaim and all material steps proposed to be taken to defend or otherwise contest a claim or suit; and

       (c) give reasonable consideration to the wishes of the Purchaser regarding any negotiations, settlement, compromise, defence or other contest or counterclaim (but without being obliged to accede to those wishes);

9.     Tax
       ---

9.1 If at any time the Commissioner of Inland Revenue or other competent person or authority issues to AHNZ, ARNZ or AGMNZ an assessment in respect of a financial year or period ending on or prior to the Balance Date in which the Tax payable exceeds or is additional to the amount of Tax on the same account previously notified as payable or provided for in the Financial Statements for that financial year or period, then:

       (a) the Purchaser must immediately provide or must cause AHNZ, ARNZ or AGMNZ to immediately provide the Vendor with a statement of the circumstances of the assessment;

       (b) unless the assessment is for income Tax of up to $2.75 million in the case of AGMNZ or of up to $1.50 million in the case of MML arising from the deduction, prior to the Balance Date, by AGMNZ and MML of future tunnel capital expenditure, the Vendor must pay to the Purchaser (by way of adjustment to the Purchase Price) the amount of that excess or additional Tax within the time stipulated in the assessment or by the Commissioner of Inland Revenue or other competent person or authority; and

       (c) in this Clause 9 "assessment" includes a notice, statement, letter, account, or other document which notifies an assessment or determination of Tax or an amendment of a previous assessment or determination of Tax, or which requires payment of Tax.

9.2 Upon the Purchaser, or after Completion occurs, AHNZ, ARNZ or AGMNZ becoming aware of circumstances which are likely to give rise to an assessment the Purchaser must promptly notify the Vendor of those circumstances.

9.3 If so required by the Vendor the Purchaser must permit the Vendor at its own cost and expense, but in the name of AHNZ, ARNZ or AGMNZ (as the case requires), and subject to the Vendor providing to AHNZ, ARNZ or AGMNZ a bank guarantee or other security acceptable to the Purchaser for a reasonable pre-estimate of costs for which AHNZ, ARNZ or AGMNZ may become liable,

       (a) to take the lawful action the Vendor deems fit to contest, avoid, resist, appeal or compromise any assessment or anticipated assessment or to postpone or defer (so far as legally possible) the payment of any Tax; and

       (b) to take over the conduct of any proceedings of whatever nature commenced by AHNZ, ARNZ or AGMNZ in connection with the assessment or anticipated assessment.

10.    Continuing Obligations
       ----------------------

10.1 The Vendor must upon request by the Purchaser make available to the Purchaser all records, documents and papers necessary to enable the Purchaser to verify the Financial Statements, the statement comprised in the documents delivered under clause 5.2 and the warranties in Schedule 2.

10.2 Each Party must on request provide the other Party all reasonable assistance, including access to any relevant documents in its possession, power or control (including in the case of the Purchaser the documents referred to in clause 4.2(c) and future financial statements, taxation returns, assessments and receipts for payments of Taxes of the Purchaser, AHNZ, ARNZ, AGMNZ and, where possible, MML), in connection with

       (a) in the case of the Purchaser any dispute between AHNZ, ARNZ or AGMNZ and any person; or

       (b)  in the case of the Vendor

                 (i) investigating and exercising the rights conferred on it by clauses 8.6 or 9.3; or

                (ii) complying with any obligation imposed on it by the laws (whether federal or state) of the United States of America or New Zealand (as necessary for such compliance)

10.3 Each obligation, indemnity and warranty of a Party (except an obligation fully performed at Completion) continues in force despite Completion.

10.4 No representation or warranty by the Vendor will be in any way affected by any enquiries or investigations at any time made by or on behalf of the Purchaser.

10.5 The Vendor undertakes to the Purchaser between the date of this Agreement and the date Completion occurs:

       (a) to procure to the extent that it has power that nothing occurs which would render any of the warranties in Schedule 2 untrue or unfulfilled or to be breached; and

       (b)  to procure that none of AHNZ, ARNZ and AGMNZ

                 (i) disposes of any asset other than in the ordinary course of its ordinary business (but not including any Marketable Security or any right, title, interest, claim or asset connected with the Martha Hill Joint Venture);

                (ii)  incurs any liability for borrowed money;

               (iii)  declares or pays any dividend;

                (iv)  grants any Mortgage or other encumbrance;

                 (v) commences to engage in any business not engaged in by it on the date of this Agreement;

                (vi) alters its Memorandum or Articles of Association or capital structure;

               (vii) issues any shares or options to subscribe for shares in its capital or enters into any arrangement which may oblige it to do so at any time;

              (viii)  enters into any agreement of any kind;

            without the prior written consent of the Purchaser (which the Purchaser may give or withhold in its absolute discretion).

11.    Default
       -------

11.1   In Clause 11:

       (a)  "Defaulting Party" has the meaning given to it in Clause 11.2; and

       (b) "Other Party" means, where the Purchaser is the Defaulting Party, the Vendor and, where the Vendor, AHNZ, ARNZ or AGMNZ is the Defaulting Party, the Purchaser.

11.2   (1)  The Vendor or Purchaser is a "Defaulting Party" for the purposes of
            Clause 11 if any of the following apply:


            (a) it fails to carry out any provision of this Agreement and does not remedy that failure within 7 days after notice to it requiring the failure to be remedied;

            (b) it convenes a meeting of its creditors or proposes or enters into a scheme of arrangement (except for the purpose of reconstruction or amalgamation) or a composition with any of its creditors;

            (c) an application or order is made to or by a Court or a resolution is passed for its winding-up or notice of intention to propose such a resolution is given;

            (d) a receiver, or receiver and manager is appointed in respect of it or the whole or any part of its undertakings, property or assets or any steps are taken for the appointment of such a person;

            (e) a person holding a security interest in its assets enters into possession of or takes control of any of those assets or takes any steps to enter into possession of or take control of any of those assets;

            (f) is unable to pay its debts within the meaning of Section 218 of the Companies Act or suspends payment of its debts;

            (g) any step is taken to place it under statutory management or steps are taken for the appointment of a statutory manager under Part III of the Corporations (Investigation and Management) Act 1989;

            (h) a resolution is passed for the reduction of its capital or notice of intention to propose such a resolution is given, without the prior written consent of the Other Party;

            (i) a warranty given by it in this Agreement is untrue, unfulfilled or otherwise breached in a material respect;

            (j) it becomes unlawful for it to perform its obligations under this Agreement; or

            (k) anything analogous to the matters or events mentioned in any of paragraphs (b), (c), (d), (e), (f), (g), or (h) occurs in relation to it in any other jurisdiction.

       (2) AHNZ, ARNZ or AGMNZ is a Defaulting Party if any of the matters or events mentioned in paragraphs (b), (c), (d), (e), (f), (g),
                 (h), and (k) of clause 11.2(1) occurs in relation to it.

11.3 The Purchaser may at any time prior to Completion having occurred (without prejudice to its other rights and remedies under this Agreement or at law) if the Vendor, AHNZ, ARNZ or AGMNZ becomes a Defaulting Party, terminate this Agreement by giving notice in writing to the Vendor. Termination pursuant to this clause 11.3 does not prejudice any claim which a Party may have against another at the time of termination. Failure to exercise a right of termination under this clause 11.3 and the occurrence of Completion, notwithstanding that the Purchaser has actual knowledge that the Vendor, AHNZ, ARNZ or AGMNZ is a Defaulting Party, shall not prejudice any other rights or remedies of the Purchaser (including its right to damages for breach of this Agreement or breach of warranty or to be indemnified under this Agreement).

11.4 The Vendor may at any time prior to Completion having occurred (without prejudice to its other rights and remedies under this Agreement or at law) if the Purchaser becomes a Defaulting Party terminate this Agreement by giving notice in writing to the Purchaser. Termination pursuant to this clause 11.4 does not prejudice any claim which a Party may have against another at the time of termination. Failure to exercise a right of termination under this clause 11.4 and the occurrence of Completion notwithstanding that the Vendor has actual knowledge that the Purchaser is a Defaulting Party shall not prejudice any other rights or remedies of the Vendor (including its right to damages for breach of this Agreement).

11.5 If the Other Party gives notice under Clause 11.2(1)(a) within 7 days prior to the Completion Date, then the Completion Date is extended to coincide with the expiry of the notice period.

11.6 A Defaulting Party, or where AHNZ, ARNZ or AGMNZ is a Defaulting Party the Vendor, must on demand pay to the Other Party all of the costs and disbursements (including legal costs on a solicitor and client basis) incurred by the Other Party in connection with the breach or default (including the giving of a notice under clause 11.2(1)(a)) and otherwise in connection with the termination of this Agreement.

11.7   If the Purchaser rightfully terminates this Agreement under either clause
       11.3 or its other rights under this Agreement or at law, the Vendor must, without prejudice to any other rights and remedies of the Purchaser, immediately refund to the Purchaser all moneys paid by the Purchaser to the Vendor under this Agreement together with interest at the Default Rate from the date of payment by the Purchaser to the date of refund by the Vendor.

11.8   If the Vendor rightfully terminates this Agreement under either Clause
       11.4 or its other rights under this Agreement or at law then:-

       (a)  the Vendor may either:-

                 (i) retain the Shares and institute legal proceedings against the Purchaser for damages for breach of this Agreement; or

                (ii) resell the Shares in such manner as it sees fit and recover any deficiency in the Purchase Price (valued as provided in paragraph (a) above) on the re-sale and any costs and resulting expenses by way of further liquidated damages; and

       (b) the Vendor may retain any moneys paid under this Agreement pending determination of damages and may apply that money in satisfaction or part satisfaction of those damages.

12.    Interest on Money or Gold in Arrears
       ------------------------------------

       If a Party fails to pay an amount of money payable under this Agreement or to deliver a quantity of Gold deliverable under this Agreement on the due date, the Party in default must pay to the Party entitled to payment of that amount or receipt of that quantity interest at the Default Rate on that amount or that quantity, calculated and payable daily, computed from the due date until the amount is paid in full.

13.    Governing Law
       -------------

13.1   The law of this Agreement is the law of New Zealand.

13.2 The Parties submit themselves to the non-exclusive jurisdiction of the Courts of New Zealand.

13.3 For the purposes of service of documents of any kind on the Vendor, the Vendor hereby appoints Bell Gully Buddle Weir of 171 Featherston Street, Wellington, New Zealand as the Vendor's representative in New Zealand and the Vendor agrees with the Purchaser that service on Bell Gully Buddle Weir (marked for the attention of: Mr. David McLay) of any notices or documents required to be served on the Vendor shall be valid and effective service on the Vendor of the notices and documents served.

14.    Severability
       ------------

       If a provision of this Agreement is illegal or void then that provision is severed and the other provisions of this Agreement remain in force.

15.    Variation
       ---------

15.1 The variation of a provision of this Agreement is not effective unless in writing and executed by the Parties.

15.2 A Party's consent to a departure from a provision of this Agreement by another Party is not effective unless in writing and executed by the consenting Party.

16.    Waiver
       ------

16.1 A Party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

16.2   The exercise of a power or right does not preclude:-

       (a)  its future exercise; or

       (b)  the exercise of any other power or right.

16.3 A waiver of a power or right is ineffective unless in writing and executed by the waiving Party.

16.4 The waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

17.    Further Assurance
       -----------------

17.1 Each Party must at its own cost from time to time do all things (including executing all documents) necessary or desirable to give full effect to this Agreement.

18.    Time of the Essence
       -------------------

18.1   Time is of the essence of this Agreement.

18.2 The Parties may agree to vary any time requirement and any time requirement so varied will be of the essence of this Agreement.

19.    Stamp Duty
       ----------

       All stamp duty and other government imposts and fees payable on or in connection with this Agreement, and all other documents and matters referred to in this Agreement, are payable by the Purchaser when due.

20.    Notices
       -------

20.1 A notice or other communication in connection with this Agreement by a Party to another must be in writing and:-

       (a)  delivered by hand;

       (b) sent to an address in New Zealand by registered post, postage prepaid;

       (c)  sent to an address outside New Zealand by prepaid airmail; or

       (d)  sent by facsimile,

       to the address or facsimile number for service described below.

20.2   A notice or other communication is sufficiently given if:-

       (a)  delivered by hand, upon delivery;

       (b) mailed to an address in New Zealand, on actual delivery to that address as evidenced by confirmation of the postage authority of such delivery;

       (c) airmailed to an address outside New Zealand, seven days after posting;

       (d) sent by facsimile on the day it is sent if this is a Business Day and it is sent no later than 4.00 p.m. (receiver's time) and otherwise on the next Business Day after being sent, if following transmission the sender receives a transmission confirmation report or if the sender's facsimile machine is not equipped to issue a transmission confirmation report then upon the sender receiving acknowledgment of receipt in legible form from the addressee.

20.3 A Party who receives a notice or other communication by facsimile must immediately acknowledge receipt to the sender.

20.4   Each Party's address or facsimile number for service is:-

       in the case of the Vendor:-

       Name:           Amax Gold Inc.

                       (Attention:  President and General Counsel)

       Address:        350 Indiana Street
                       Golden, Colorado  80401-5081

       Facsimile No:   (1303) 273 0708

       in the case of the Purchaser:-

       Name:           Waihi Financing Limited

                       (Attention:  Mr P W O'Regan)

       Address:        C/- Chapman Tripp Sheffield Young
                       AMP Centre, Grey Street,
                       Wellington, New Zealand

       Facsimile No:   (644) 472 7111

20.5 A Party may change its address or facsimile number for service by giving notice of that change to each other Party.

20.6 A certificate signed by or on behalf of a Party giving a notice or other communication by any officer or employee of that Party stating the date on which that notice or other communication was delivered or sent is prima facie evidence of the date on which that notice or other communication was delivered or sent.

21.    Confidentiality
       ---------------

21.1   For the purposes of this clause 21 "Confidential Information" means:

       (a) all information concerning the negotiations and dealings between the Parties connected with this Agreement;

       (b)  the existence of this Agreement;

       (c)  the terms and provisions contained in this Agreement;

       (d) so far only as concerns the Vendor, all information now or at any time hereafter known to the Vendor concerning the business or affairs of AHNZ, ARNZ, AGMNZ, MML or the Martha Hill Joint Venture which has not entered the public domain (otherwise than by a breach of this clause).

21.2 Each Party undertakes to keep, and to cause all of its subsidiaries and affiliates and its and its subsidiaries and affiliates officers and employees to keep, all Confidential Information strictly confidential, except to the extent that disclosure is permitted under this clause 21.

21.3   Confidential Information may only be disclosed:

       (a) if and to the extent that the other Party has consented to that disclosure in writing (which consent it may give or withhold in its absolute discretion);

       (b) if and to the extent that a Court of competent jurisdiction or applicable law (including rules and regulation of the United States Securities and Exchange Commission or its equivalent in any other applicable jurisdiction or of a stock exchange on which shares of a Party or of a related corporation of a Party are listed) compels disclosure to be made but only after written notice is given to the other Party reasonably in advance of disclosure specifying the requirements compelling disclosure and the Confidential Information which it is proposed to disclose;

       (c) in proceedings taken by a Party for the enforcement of this Agreement;

       (d) in the case of the Purchaser only to the participants in the Martha Hill Joint Venture; or

       (e) to a Party's employees, and professional advisers having a need to know for the proper discharge of their duties, provided disclosure is made on a confidential basis.

21.4 A Party seeking to rely on clause 21.3(b) must consult with the other party concerning the wording of the proposed disclosure and the manner thereof and must take reasonable account of the other Party's requirements.

21.5 The provisions of this clause 21 will remain binding indefinitely notwithstanding that this Agreement may be at an end for any reason.

21.6 Each Party acknowledges that damages is not an adequate remedy if it breaches or attempts to breach this clause 21 but that the other Party shall be entitled to an injunction or other appropriate equitable relief.

22.    Interpretation
       --------------

22.1   The singular includes the plural and the plural includes the singular.

22.2   A reference to a gender includes a reference to each other gender.

22.3 A reference to a person includes a reference to a firm, corporation or other corporate body.

22.4 A reference to a statute, regulation, or provision of a statute or regulation ("statutory provision") includes a reference to:-

       (a) that statutory provision as amended or re-enacted from time to time; and

       (b)  a replacement of a statutory provision.

22.5 A reference to writing includes a reference to printing, typing and each other method of producing words in a permanent visible form.

22.6 Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have corresponding meanings.

22.7 A reference to a deed, agreement (including this Agreement) or other instrument or any provision thereof shall be deemed to include a reference to that deed, agreement, instrument or provision as varied, amended, supplemented, novated, assigned or replaced from time to time.

22.8 Unless otherwise specified references to monetary sums are in New Zealand Dollars.

22.9 A reference to a month is a reference to a calendar month (whether or not beginning on the first day of any month).

22.10 The words "including", "such as" and "particularly" and similar expressions do not imply any limitation.

22.11 Headings are for ease of reference and do not form part of or affect the construction of this Agreement.

22.12 This Agreement binds in addition to the Parties, their respective legal personal representatives and successors.

22.13 If an act must be done on a specified day which is not a Business Day then the act must instead be done on the next Business Day.

22.14 References to time, unless otherwise specified, are to local time in Wellington, New Zealand.

EXECUTED on the date set out at the commencement of this Agreement.
- --------


EXECUTED for and on behalf of        )
AMAX GOLD, INC. by                   )
RICHARD DRIVER its attorney          )
under power of attorney dated        )    /s/ RC Driver
2 June 1993 (who by his              )  ..........................
signature warrants that he has       )  Attorney
no notice of the revocation of       )
that power of attorney) in the       )
presence of:                         )

      /s/ John McLean
...............................
Witness   John McLean
          Solicitor
          Wellington


EXECUTED for and on behalf of        )
WAIHI FINANCING LIMITED by           )
RICHARD CLEMENT DRIVER its attorney  )
under power of attorney dated        )    /s/ RC Driver
3 June 1993 (who by his              )  ..........................
signature warrants that he has       )  Attorney
no notice of the revocation of       )
that power of attorney) in the       )
presence of:                         )

      /s/ A Miller
...............................
Witness   Adrienne Miller
          Solicitor
          Wellington

                        CERTIFICATE OF NON-REVOCATION OF
                               POWER OF ATTORNEY



I, RICHARD CLEMENT DRIVER, of Kenthurst, New South Wales, Australia, HEREBY
CERTIFY:

1. That be deed dated 2 June 1993 Amax Gold Inc. appointed me its attorney on the terms and conditions set out in such deed; and

2. That at the date of this certificate I have not received any notice or information of the revocation of such appointment.


SIGNED at Wellington this 4th day of June 1993.



             /s/ RC Driver
- ----------------------------------------
Signature of attorney giving certificate

                        CERTIFICATE OF NON-REVOCATION OF
                               POWER OF ATTORNEY



I, RICHARD CLEMENT DRIVER, of Kenthurst, New South Wales, Australia, HEREBY
CERTIFY:

1. That be deed dated 3 June 1993 Waihi Financing Limited appointed me its attorney on the terms and conditions set out in such deed; and

2. That at the date of this certificate I have not received any notice or information of the revocation of such appointment.


SIGNED at Wellington this 4th day of June 1993.



             /s/  RC Driver
- ----------------------------------------
Signature of attorney giving certificate

                                  SCHEDULE 2

                                   Clause 7

Warranties

Introduction and Information

(1) The statements made in the Introduction are true and correct in every material particular.

The Shares

(2) The Vendor is the registered holder and beneficial owner of the Shares which comprise all of the issued voting shares in the capital of AHNZ.

(3) The Shares are fully paid and free from all Mortgages and encumbrances and the Vendor has power to transfer title to the Shares in accordance with this Agreement

(4) There are no restrictions on the transfer of the Shares save that the approval of the Board may be required in order to register the transfers.

(5) AHNZ has not granted to any person a right to subscribe for or acquire any of AHNZ's unissued shares.

(6)    No person has any pre-emptive right with respect to any of the Shares.


AHNZ
- ----

(7) The Memorandum and Articles of Association of AHNZ are in the form comprised in Schedule 4.

(8) No resolution to alter AHNZ's Memorandum or Articles of Association has been passed.

(9)    AHNZ is not:-

       (a) in liquidation and no resolution for its winding up has been passed and no meeting of members or creditors has been convened for that purpose;

       (b) the subject of a winding up application which has been made to a Court, and no event has occurred which would entitle any person to apply to a Court to wind up AHNZ;

       (c)  a party to a composition or arrangement with any of its creditors;

       (d)  the recipient of a demand under section 218 of the Companies Act.

       (e) in receivership and none of its assets is in the possession of or under the control of a mortgagee or chargee;

       (f)  subject to statutory management; or

       (g)  insolvent.

(10) AHNZ has not received from the Registrar of Companies any notice warning of possible cancellation of registration of AHNZ.

(11) AHNZ has not since the Balance Date declared or paid a dividend or effected any other distribution of profits or carried out or agreed to carry out any alteration to its capital structures.

(12) No event has occurred which would entitle a person to take any proceeding or step the effect of which would warrant an inspection or investigation of the affairs of AHNZ under the Corporations (Investigation and Management) Act 1989.

Litigation and Outstanding Undertakings; Preservation of Rights
- ---------------------------------------------------------------

(13)   AHNZ:-

       (a) has no unsatisfied fines, judgments or awards outstanding against it and is not party to any undertaking or assurance given to any court, arbitrator or government agency or tribunal which is still in force; and

       (b) is not engaged in or threatened with prosecution, litigation or arbitration.

(14) The Vendor, after due and proper enquiry, is not aware of any facts or circumstances which are likely to lead to prosecution, litigation or arbitration involving AHNZ or any person for whose acts or defaults AHNZ may be liable (other than litigation arising in consequence of the entry or giving of effect to this Agreement or any other agreement to which the Purchaser is a party).

(15) AHNZ is not involved in any proceeding before or investigation by any governmental or statutory appointee, agency, tribunal, committee or board of inquiry nor by any Royal Commission and no such proceeding or investigation is pending or threatened against AHNZ.

(16) AHNZ's rights, contracts, agreements, options and arrangements described in Appendices 1, 9, 10 and 11, are all of AHNZ's material rights, contracts, agreements, options and arrangements (including for or in connection with the forward sale or purchase, price protection or other hedging of gold or silver) and are unimpaired current and exercisable or enforceable and:

       (a) none of AHNZ's rights, contracts, agreements, options or arrangements is likely to lapse by reason of any act, default or neglect on the part of AHNZ;

       (b) no claim or action which at the Balance Date AHNZ was entitled to bring has become or prior to twelve months after the date Completion occurs may become contractually or statutorily barred or impaired by reason of time or delay, and

       (c) no claim or action which at the Balance Date AHNZ was entitled to defend resist or claim set-off against has been, or prior to twelve months after the date Completion occurs may be advanced against AHNZ for want of action by AHNZ in due time.

Subsidiaries and Associations with Others
- -----------------------------------------

(17)   Except as shown in Appendix 2 AHNZ:-

       (a) has no subsidiaries within the meaning of that expression in the Companies Act;

       (b) is not the holder or beneficial owner of any Marketable Security (and in particular of any Marketable Security which is not fully paid up);

       (c)  is not otherwise a member of a corporation; and

       (d) is not a member of any partnership, joint venture, society or other unincorporated association.

Area of Business
- ----------------

(18) AHNZ has never carried on business nor had a place of business, branch or permanent establishment outside New Zealand.

Financial Matters
- -----------------

(19)   The Financial Statements:-

       (a) have been prepared in accordance with usual accounting concepts and practices consistently applied and in accordance with the accounting concepts and practices adopted by AHNZ in the previous three financial years consistently applied;

       (b) present a true and fair view of the profit or loss of AHNZ for the accounting period expired on the date to which they are made up ("Accounts Date") and the state of affairs of AHNZ as at the Accounts Date;

       (c) accurately disclose the assets and Liabilities of AHNZ as at the Accounts Date;

       (d) provide fully for all Liabilities of AHNZ for Tax as at the Accounts Date (other than Tax of up to $2.75 million which may be assessed in respect of the deduction, prior to the Balance Date, by AGMNZ of future tunnel capital expenditure);

       (e)  are not affected by any unusual or non-recurring item; and

       (f) take account of all gains and losses whether realised or unrealised arising from foreign currency transactions and transactions denominated in Gold.

(20) Since the Balance Date no material change detrimental to the interests of the Purchaser has taken place in the financial position or business affairs of AHNZ.

(21) AHNZ is the beneficial owner of each of the assets included in the Financial Statements as at the Balance Date except to the extent that an asset of AHNZ (not including any shares in MML nor assets connected with the Martha Hill Joint Venture) may have changed, been reduced, or disposed of in the ordinary course of business of AHNZ after the Balance Date.

(22) AHNZ has not since the Balance Date acquired any assets other than in the ordinary course of business of AHNZ and on bona fide arms length commercial terms.

(23) All Mortgages and other encumbrances affecting any of AHNZ's assets are listed in Appendix 3, and

       (a) there is no default under any Mortgage or encumbrance to which AHNZ is a party or to which any property or asset of AHNZ is subject; and

       (b) there has not occurred any event which with the passage of time, giving of notice or satisfaction of any condition would constitute a default.

(24) All guarantees, indemnities, undertakings, letters of comfort and analogous obligations and assurances which AHNZ has given are listed in Appendix 4.

(25) The provisions for accrued holiday pay and long service leave in the Financial Statements as at the Balance Date are adequate, and the provision for long service leave is calculated in respect of each employee with more than five years service with AHNZ and its predecessors in business at the Balance Date.

(26) AHNZ has no Liability to any person in respect of a pension, lump sum or other allowance or benefit relating to or arising from cessation of employment or termination of office.

(27) AHNZ does not have any debts or Liabilities other than those debts and Liabilities disclosed in the Financial Statements as at the Balance Date and debts and Liabilities which:

       (a) have been incurred in the ordinary course of the ordinary business of AHNZ between the Balance Date and the date Completion occurs, and

       (b)  are neither-

                 (i)  of an unusual nature, nor

                (ii)  of an unusually large amount.

(28) There are no bills of exchange, promissory notes and other negotiable or transferable instruments in respect of which AHNZ has any Liability (other than cheques drawn by AHNZ in the ordinary course of business which AHNZ has sufficient cash at bank to meet when presented).

(29) The trade debts owing at the Balance Date and the date Completion occurs are good debts and have produced or will produce the full amount as shown in the Financial Statements as at the Balance Date without deduction.

(30) There are no commitments on capital account of AHNZ outstanding exceeding $10,000 in aggregate (other than commitments on capital account of the Martha Hill Joint Venture).

(31) The total amount borrowed by AHNZ does not exceed any limitation on its borrowing contained in its Memorandum or Articles of Association or in any deed or agreement to which it is a party.

(32)   [Omitted]

(33) The rate of depreciation applied in respect of each depreciable asset of AHNZ in the Financial Statements has been consistently applied over the previous accounting periods of AHNZ and is adequate to write down the value of each fixed asset to its realisable value at the end of its useful working life.

Taxation Matters
- ----------------

(34)   AHNZ has:-

       (a) furnished full and accurate Tax returns as required by law for all financial years ended on or prior to the Balance Date;

       (b) paid or made provision in the Financial Statements for all Tax levied or liable to be levied upon or in respect of income, profits or gains derived up to and including the Balance Date;

       (c) not had levied or charged against it any amount by way of penalty or otherwise in respect of any period prior to the Balance Date which is not provided for in the Financial Statements;

       (d) no dispute or question outstanding with and is not subject to investigation by the revenue authorities in New Zealand or elsewhere (other than a question concerning the Liability of AGMNZ for income Tax of up to $2.75 million arising from the deduction, prior to the Balance Date, by AGMNZ of future tunnel capital expenditure);

       (e) deducted amounts required by law to be deducted by AHNZ from payments by AHNZ to employees and other persons and has paid those amounts to the appropriate authority;

       (f) no assets which it purchased for the purpose of profit making by sale or for the carrying on or carrying out of any profit making undertaking or scheme;

       (g) made and will make a full and true disclosure of all information it is obliged to disclose to all taxing authorities, agents, departments and the Purchaser.

(35) All Tax which has fallen due for payment by AHNZ has been paid by the due date.

(36)   [Omitted]

(37) All documents in the enforcement of which AHNZ may be interested have been duly stamped and no document belonging to AHNZ subject to ad valorem stamp duty:-

       (a)  is unstamped or insufficiently stamped; or

       (b)  is liable to have additional duty assessed.

Statutory Returns
- -----------------

(38) AHNZ has completed and lodged all returns and statements required to be lodged by law with any agency, department, authority or commission and the returns and statements so lodged were true and correct in every material respect.

(39) The books, records and registers of AHNZ have been kept in accordance with all statutory requirements.

Disclosures
- -----------

(40) The Vendor has disclosed to the Purchaser all facts, circumstances and other information which the Vendor knows after due enquiry relating to AHNZ and its operations and which would reasonably be material to a purchaser of the shares in AHNZ for value.

(41)   [Omitted]

(42)   [Omitted]

Conduct of the Business
- -----------------------

(43)   The business of AHNZ has been conducted in a normal and proper manner.

(44) No schemes or arrangements operated by or relating to AHNZ exist, which provide to any officer, employee, independent contractor or agent of AHNZ a commission, remuneration or other payment calculated by reference to the whole or part of the turnover, profits or sales of AHNZ.

(45) AHNZ is not a party to any agreement pursuant to which it is or may be bound to share its profits or pay any royalties or to waive or abandon any rights to which it is entitled (other than royalties which may be payable by Martha Hill Joint Venture).

Employment
- ----------

(46) Except as set out in Appendix 5 AHNZ does not pay wages or provide other benefits (except those referred to in Appendix 6) to any employee at a rate or in a manner exceeding that employee's entitlement under that employee's employment agreement (particulars of which are set out in Appendix 6) or the legislation, industrial awards and registered industrial agreements applicable to that employee.

(47) Set out in Appendix 7 are all superannuation contributions, retirement benefits pension and other superannuation or pension schemes and arrangements whether legally enforceable or not relating to AHNZ.

(48)   Each scheme and arrangement set out in Appendix 7 is fully funded.

(49) There are no industrial disputes relevant to the conduct of the business of AHNZ and the Vendor is not aware, after due and proper enquiry, of any claims or other facts or circumstances which may result in an industrial dispute (other than in connection with the Martha Hill Joint Venture).

(50) There are no claims for compensation or reinstatement as a consequence of termination of employment of any former employee of AHNZ.

(51) The Vendor is not aware, after due and proper enquiry, of any other claims respecting benefits conferred or to be conferred on employees of AHNZ, their families or dependants or of any facts or circumstances which are likely to lead to any such other claims.

Directors' and Officers' Remuneration etc.
- ------------------------------------------

(52) The remuneration, other entitlements and terms of employment or engagement of each of the directors and other officers of AHNZ have been fully disclosed in writing and will not be changed prior to Completion without the prior written agreement of the Purchaser.

(53) Since the Balance Date AHNZ has not given or agreed to give any remuneration or other entitlements or benefits to or for the benefit directly or indirectly of any director or other officer except remuneration and entitlements to which paragraph (52) applies.

(54) AHNZ has not at any time given any remuneration or other entitlements to its directors in excess of the amount of directors' remuneration and entitlements which would be an allowable deduction in the calculation of the income Tax payable by AHNZ in the relevant year.

Insurance
- ---------

(55) All property (other than property in the nature of Joint Venture Assets as defined in the Joint Venture Agreement) of AHNZ of an insurable nature is insured for its full replacement value against loss or damage by fire, storm, tempest, theft, malicious damage and other usual risks and AHNZ is and at all times has been adequately covered by public risk insurance.

(56) All insurance required by law to be effected by AHNZ has been effected and is current.

(57) All current policies of insurance held by AHNZ (other than policies effected by the Manager of the Martha Hill Joint Venture) are disclosed in Appendix 8 and are in force and will be in force until 5.00 p.m. on the Business Day following the date Completion occurs.

(58) After due and proper enquiry, the Vendor is not aware of anything which would lead to any contracts of insurance to which AHNZ is a party or insurance claim made by AHNZ being avoided, repudiated or denied.

(59) AHNZ has made and will make all notifications to and claims on insurers and has served or given all notices required for the purposes of ensuring that third parties meet their obligations in respect of guarantees, performance bonds and bills of exchange and other negotiable instruments in relation to which AHNZ is entitled to benefit or has any Liability in the forms required and within the times required so as to confer on AHNZ the maximum benefits available under each applicable policy of insurance, guarantee or performance bond and the maximum benefits under or indemnification in respect of Liability upon each applicable bill of exchange or other negotiable instrument.

No contravention of any law
- ---------------------------

(60) To the best of the knowledge, information and belief of the Vendor, after due and proper enquiry, within the five years preceding the date Completion occurs AHNZ, its officers, agents and employees (during the course of their duties in relation to AHNZ) have not permitted or omitted to do any act or thing the commission or omission of which is or could be in material contravention of any law and which could have a material effect on the business, assets or Liabilities of AHNZ.

(61) AHNZ is not a party to any contract, arrangement or understanding which is in breach of the Commerce Act 1987 or any other law.

Contracts
- ---------

(62) All agreements and arrangements binding on AHNZ not entered into in the ordinary course of the ordinary business of AHNZ are described in Appendix 9.

(63) There are no service, employment, consultancy or other similar agreements with AHNZ requiring more than one month's notice of termination.

(64) There is no material agreement or arrangement to which AHNZ is a party in respect of which any person is in default (without regard to any requirement of notice or period of grace or both).

(65) Except for the Martha Hill Joint Venture Agreement in accordance with its own terms AHNZ is not party to any agreement or arrangement which may be terminated by any other party by reason of a change in the ownership of any of the Shares or by reason of the change being subject to the consent of the other party which consent has not been obtained.

(66) There is no offer, tender or quotation given or made by AHNZ other than in the ordinary course of business of AHNZ and still outstanding capable of giving rise to a contract by unilateral act of a third party.

(67) All agreements and arrangements binding on AHNZ (except for any lease set out in Appendix 14 and the contracts agreements and leases set out in Appendix 1 and Appendix 9) which will not if performed in accordance with their terms be completed within 12 months after the Balance Date are listed in Appendix 10.

(68)   [Omitted]

(69) The Vendor has disclosed to the Purchaser all information which the Vendor knows relating to those contracts and agreements of AHNZ which will or may not be fully performed at Completion which is material for the purpose of enabling the Purchaser to assess whether or not such contracts and agreements can be performed profitably by AHNZ.

(70) Except as set out in Appendix 11 or in AHNZ's Memorandum or Articles of Association there is not any obligation binding on AHNZ to or in which -

       (a)  the Vendor; or

       (b) any corporation in which the Vendor directly or indirectly has an interest;

       has any interest.

(71) The Vendor after due and proper enquiry is not aware of any reason or circumstance which might cause any agreement or arrangement to which AHNZ is a party to not be fully performed and completed in accordance with its terms.

Licences, Permits etc.
- ----------------------

(72) AHNZ holds all permits, licences, authorities, rights to use and consents necessary for carrying on the business of AHNZ (collectively "the Permits").

(73) There is no circumstance or fact involving AHNZ or its affairs which may result in the variation in any material respect or revocation of any of the Permits.

 Authorities to Act
 ------------------

(74) There is no subsisting power of attorney, appointment of agent or other authority to act on behalf of AHNZ given by AHNZ to any person.

Land
- ----

(75) All land and interests therein (other than as included in Joint Venture Assets as defined in the Joint Venture Agreement) owned, leased occupied or used by AHNZ are set out in Appendix 12.

(76) The buildings and other improvements constructed on or in the land (other than as included in Joint Venture Assets as defined in the Joint Venture Agreement) owned, leased, occupied or used by AHNZ are in good condition and repair and fit for the purpose of carrying on AHNZ's business and the land, buildings and other improvements are not subject to any defect or anything else which may materially decrease their value;

(77) AHNZ has no Liability under the Resource Management Act 1991 or any other legislation in connection with any real or personal property owned, leased, occupied or used by AHNZ at any time prior to or at the date Completion occurs (other than real or personal property which is included in Joint Venture Assets as defined in the Joint Venture Agreement).

Promissory Note
- ---------------

(78)   The true legal character of the transaction evidenced by the Promissory
       Note is that of loan and repayment of the principal of the Promissory Note will not attract income Tax.